ASSET PURCHASE AGREEMENT


                             BETWEEN


                          SYBRA, INC.,

                          VALCOR, INC.


                               AND


             U.S. RESTAURANT PROPERTIES MASTER L.P.


                        DECEMBER 23, 1996


                        TABLE OF CONTENTS


1.  Definitions...........................................................1

2.  Basic Transaction.....................................................4
     (a)  Purchase and Sale of Assets.....................................4
     (b)  Assumption of Liabilities.  ....................................4
     (c)  Purchase Price..................................................4
     (d)  The Closing.  ..................................................4
     (e)  Deliveries at the Closing.......................................4
     (f)   Allocation.....................................................5

3.  Representations and Warranties of the Seller..........................5
     (a)  Organization of the Seller......................................5
     (b)  Authorization of Transaction....................................5
     (c)  Noncontravention................................................5
     (d)  Brokers' Fees...................................................6
     (e)  Legal Compliance................................................6
     (f)   Real Property..................................................6
     (g)  Litigation......................................................7
     (h)  Certain Notices.................................................7
     (i)   Financial Statements...........................................7

4.  Representations and Warranties of the Buyer.  ........................8
     (a)  Organization of the Buyer.......................................8
     (b)  Authorization of Transaction.  .................................8
     (c)  Noncontravention................................................8
     (d)  Brokers' Fees.  ................................................9
     (e)  Financing.......................................................9
     (f)   Due Diligence..................................................9





5.  Pre-Closing Covenants.................................................9
     (a)  General.  ......................................................9
     (c)  Notices and Consents...........................................11
     (d)  Access.........................................................11
     (e)  Notice of Developments.........................................11
     (f)   Exclusivity.  ................................................12

6.   Post-Closing Covenants..............................................12
     (a)  General........................................................12
     (b)  Litigation Support.............................................12

7.  Conditions to Obligation to Close....................................13
     (a)  Conditions to Obligation of the Buyer..........................13
     (b)  Conditions to Obligation of the Seller.........................14

8.  Remedies for Breaches of this Agreement..............................15
     (a)  Survival of Representations and Warranties.....................15
     (b)  Indemnification Provisions for Benefit of the Buyer............15
     (c)  Indemnification Provisions for Benefit of the Seller and Valcor16
     (d)  Matters Involving Third Parties................................16
     (e)  Determination of Adverse Consequences..........................17
     (f)   Other Indemnification Provisions..............................17

9.  Termination..........................................................17
     (a)  Termination of Agreement.  ....................................17




     (b)  Effect of Termination..........................................18

10.  Miscellaneous.......................................................19
     (a)  Press Releases and Public Announcements........................19
     (b)  No Third Party Beneficiaries Other than Valcor.................19
     (c)  Entire Agreement...............................................19
     (d)  Succession and Assignment......................................19
     (e)  Counterparts.  ................................................19
     (f)   Headings.  ...................................................19
     (g)  Notices.  .....................................................19
     (h)  Governing Law..................................................21
     (i)   Amendments and Waivers........................................21
     (j)   Severability..................................................22
     (k)  Expenses.  ....................................................22
     (l)   Construction.  ...............................................22
     (m) Incorporation of Exhibits. .....................................22
     (o)  Bulk Transfer Laws.  ..........................................23




                            EXHIBITS

     EXHIBIT A      Form of Assumption
     EXHIBIT B      Allocation Schedule
     EXHIBIT C      Disclosure Schedule


                            SCHEDULES

     SCHEDULE 1     Acquired Assets
     SCHEDULE 2     Assumed Liabilities
     SCHEDULE 3     Agreed Value
                    ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is entered into as of December 23, 1996, by and between U.S. RESTAURANT PROPERTIES MASTER L.P., a Delaware limited partnership (the "Buyer"), SYBRA, INC., a Michigan corporation (the "Seller") and VALCOR, INC., a Delaware corporation and the sole stockholder of Seller ("Valcor"). The Buyer and the Seller are referred to individually as a "Party" and collectively as the "Parties."

     This Agreement contemplates a transaction in which the Buyer will purchase, for cash consideration, certain restaurant properties owned or ground-leased by Seller.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  Definitions.
         -----------


     "Acquired Assets" means all of the right, title, and interest that the
      ---------------

Seller possesses and has the right to transfer in and to all of the assets described on Schedule 1 attached to this Agreement and incorporated herein by
             ----------

this reference.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------

investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.




     `Agreed Value'' means the value of a parcel of Real Property as specified
      ------------

in Schedule 3.

     "Applicable Rate" means the "Prime Rate" as identified in the Wall Street
      ---------------

Journal Money Rates section from time to time as the base rate of interest for corporate loans.

     "Assumed Liabilities" means all liabilities and obligations of the Seller
      -------------------

described on Schedule 2 attached to this Agreement and incorporated herein by
             ----------

this reference.

     "Buyer" has the meaning set forth in the preface above.
      -----


     "Closing" has the meaning set forth in  Section2(d) below.
      -------


     "Closing Date" has the meaning set forth in  Section2(d) below.
      ------------


     "Confidential Information" means any information concerning the businesses
      ------------------------

and affairs of the Seller that is not already generally available to the public.

     "Disclosure Schedule" has the meaning set forth in  Section3 below.
      -------------------





     "Environmental Law" means any national or local statute, law, ordinance,
      -----------------

rule, regulation, order, consent, decree, judicial or administrative decision or directive of applicable law now existing relating to (A) pollution or protection of the environment, including natural resources, (B) exposure of persons, including employees, to hazardous substances or other products, materials or chemicals, or (C) protection of the public health or welfare from the effects of products, by-products, waste, emissions, discharges or releases of chemical or other substances from industrial or commercial activities.

     "GAAP" means United States generally accepted accounting principles as in
      ----

effect from time to time.

     "Indemnified Party" has the meaning set forth in  Section8(d) below.
      -----------------


     "Indemnifying Party" has the meaning set forth in  Section8(d) below.
      ------------------


     "Knowledge" means actual knowledge without independent investigation of the
      ---------

referenced person or, if an entity, the executive officers of the referenced entity.




     "Newco" means an entity to be identified that will enter into the Stock
      -----

Purchase Agreement and, pursuant to the Stock Purchase Agreement, will acquire all of the outstanding equity interests in Seller.

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------

consistent with past custom and practice (including, without limitation, with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
      -----


     "Person" means an individual, a partnership, a corporation, a limited
      ------

liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in  Section2(c) below.
      --------------


     "Real Property" has the meaning set forth in  Section5(b)(i) below.
      -------------


     "Required Consents of Seller" has the meaning set forth in  Section3(c)
      ---------------------------

below.




     "Required Consents of Buyer" has the meaning set forth in  Section4(c)
      --------------------------

below.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------


     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------

amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
      -----------------

or other security interest, other than (a) mechanic's, materialmen's, and
                            -----

similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.
      ------


     "Stock Purchase Agreement" means a Stock Purchase Agreement by and between
      ------------------------

Valcor and Newco pursuant to which Newco will acquire all of the outstanding equity interests in Seller.




     "Subsidiary" means any corporation or other entity with respect to which a
      ----------

specified Person (or a Subsidiary thereof) owns a majority of the common stock or other equity interests, or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other persons performing similar functions with respect to such entity.

     "Survey" has the meaning set forth in  Section5(b)(ii) below
      ------


     "Third Party Claim" has the meaning set forth in  Section8(d) below.
      -----------------


     "Title Commitment" has the meaning set forth in  Section5(b)(i) below.
      ----------------


     "Title Company" has the meaning set forth in  Section5(b)(i) below.
      -------------


     "Units" means certain units of limited partnership interest of Buyer as
      -----

more particularly described in the Units Purchase Agreement.

     "Units Purchase Agreement" means the Units Purchase Agreement dated
      ------------------------

December 23, 1996 by and between Valhi and Buyer.

     "Valcor" has the meaning set forth in the preface above.
      ------





     "Valhi" means Valhi, Inc., a Delaware corporation.
      -----


     2.  Basic Transaction.
         -----------------


     (a)  Purchase and Sale of Assets.  On and subject to the terms and
          ---------------------------

conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
 Section2.

     (b)  Assumption of Liabilities.  On and subject to the terms and conditions
          -------------------------

of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller not included within the definition of Assumed Liabilities.

     (c)  Purchase Price.  The Buyer agrees to pay to the Seller at the Closing
          --------------

$45,000,000 (the "Purchase Price") by delivery of cash in the amount of the Purchase Price payable by wire transfer or delivery of other immediately available funds. The Purchase Price is subject to any prorations and adjustments required by this Agreement, including without limitation, as provided in Schedule 2.
            ----------


     (d)  The Closing.  The closing of the transactions contemplated by this
          -----------

Agreement (the "Closing") shall take place at the offices of Valcor in Dallas,
                -------

Texas, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "Closing Date"); provided, however that the Closing Date shall be
                ------------    -----------------

no later than January 31, 1997 except that, by written notice to Buyer, Seller may extend such date for up to fifteen (15) days in order to obtain Required Consents.

     (e)  Deliveries at the Closing.  At the Closing, (i) the Seller will
          -------------------------

deliver to the Buyer the various certificates, instruments, and documents to be delivered by Seller as referred to in Section7(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents to be delivered by Buyer as referred to in Section7(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) a special limited warranty deed (subject to Permitted Exceptions) with respect to each parcel of Real Property owned by Seller that is part of the Acquired Assets, (B)




an assignment or other appropriate conveyance of Sybra's interest with respect to each parcel of Real Property leased by the Seller that is part of the Acquired Assets, and (C) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit A and (B) such other
                                             ---------

instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller the Purchase Price specified in Section2(c) above.

     (f)  Allocation.  The Parties agree to allocate the Purchase Price (and all
          ----------

other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit B. The Buyer and the Seller will cooperate
                            ---------

in the preparation and filing of Internal Revenue Service Form 8594 in a manner consistent with this Section 2(f).

     3.  Representations and Warranties of the Seller.  The Seller represents
         --------------------------------------------

and warrants to the Buyer that the statements contained in this Section3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section3), except as set forth in the disclosure schedule attached hereto as Exhibit C and
                                                                  ---------

incorporated in this Agreement by this reference (the "Disclosure Schedule").
                                                       -------------------


     (a)  Organization of the Seller.  The Seller is a corporation validly
          --------------------------

existing, and in good standing under the laws of Michigan.

     (b)  Authorization of Transaction.  The Seller has the corporate power and
          ----------------------------

authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

     (c)  Noncontravention.  Neither the execution and the delivery of this
          ----------------

Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) violate any valid constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security




Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of the Seller, and other than in connection with those required notices, consents and approvals relating to the Seller as described in the Disclosure Schedule (the "Required Consents of Seller"), Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d)  Brokers' Fees.  The Seller has no liability or obligation to pay any
          -------------

fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (e)  Legal Compliance.  To the Knowledge of the Seller, the Acquired Assets
          ----------------

are in compliance with all applicable and valid laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) applicable to assets of such type and the restaurant operations as presently conducted with respect to the Acquired Assets, except where the failure to comply would not have a material adverse effect upon the restaurant operations as presently conducted on any parcel of Real Property and except that Seller makes no representation regarding Environmental Laws.

     (f)  Real Property.
          -------------


          (i) With respect to each parcel of Real Property owned by Seller, to the Knowledge of Seller and except for matters set forth in the Title Commitment and Surveys:

               (A) the identified owner has good title to the parcel of Real Property, free and clear of any Security Interest, easement or covenant, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character;

               (B) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of the parcel of Real Property; and




               (C) there are no outstanding options or rights of first refusal to purchase the parcel of Real Property, or any portion thereof or interest therein.

          (ii) The Seller has delivered to the Buyer correct and complete copies (as amended to date) of the ground leases for each parcel of leased Real Property, which ground leases are listed in Section3(f)(ii) of the Disclosure Schedule. To the Knowledge of the Seller, each ground lease listed in Section3(e)(ii) of the Disclosure Schedule is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the Acquired Assets.

     (g)  Litigation.  To the Knowledge of Seller,  Section3(g) of the
          ----------

Disclosure Schedule sets forth each instance in which any of the Acquired Assets
 (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (ii) is the subject of any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not reasonably be expected to involve consideration in excess of $10,000.




     (h)  Certain Notices.  To the Knowledge of Seller,  Section3(g) of the
          ---------------

Disclosure Schedule sets forth each instance in which any of the Real Property
(i) is the subject of a written notice received by Seller from any insurance company, board of fire underwriters or similar organization regarding any material defects in such Real Property; (ii) is the subject of a written notice from a governmental authority that such Real Property is in violation in any material respect of a material applicable law; or (iii) is the subject of a written notice from a government authority of intent to initiate, or the initiation, of a taking or condemnation proceeding.

     (i)   Financial Statements.  Check dates
           --------------------


          (i) The Seller's balance sheets dated as of December 31, 1993, December 31, 1994 and December 31, 1995, as well as income statements for the years then ended, delivered to the Buyer (cumulatively the "Annual Financial
                                                            ----------------

Statements") present fairly the financial position of the Seller as of the date
----------

of each respective Annual Financial Statement and the results of operations of the Seller for the respective periods covered by the Annual Financial Statements in accordance with GAAP.

          (ii) The unaudited income statements of the Seller as of June 30, 1996 for the six-month period then ended delivered to the Buyer present fairly the financial position of the Seller as of the date thereof and the results of operation of the Seller for the period covered thereby in accordance with GAAP, subject to normal recurring year-end adjustments in accordance with the Seller's historical accounting practices.

          (iii) The unaudited income statements of the Seller as of September 28, 1996, for the period then ended delivered to the Buyer present fairly the financial position of the Seller as of the date thereof and the results of operation of the Seller for the period covered thereby in accordance with GAAP, subject to normal recurring year-end adjustments in accordance with the Seller's historical accounting practices.

     4.  Representations and Warranties of the Buyer.  The Buyer represents and
         -------------------------------------------

warrants to the Seller and to and for the benefit of Valcor that the statements contained in this Section4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section4), except as set forth in the Disclosure Schedule.

     (a)  Organization of the Buyer.  The Buyer is a limited partnership duly
          -------------------------

formed, validly existing, and in good standing under the laws of the jurisdiction of its formation.




     (b)  Authorization of Transaction.  The Buyer has the partnership power and
          ----------------------------

authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (c)  Noncontravention.  Neither the execution and the delivery of this
          ----------------

Agreement, nor the consummation of the transactions contemplated by this Agreement (including, without limitation, the assignments and assumptions referred to in Section2 above), will (i) violate any valid constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its limited partnership agreement or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Buyer and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of the Buyer, and other than in connection with those required notices, consents and approvals relating to the Buyer or any of its Subsidiaries as described in the Disclosure Schedule (the "Required Consents of Buyer"), the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d)  Brokers' Fees.  The Buyer has no liability or obligation to pay any
          -------------

fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     (e)  Financing.  Buyer will have, on the Closing Date, all funds necessary
          ---------

to pay the Purchase Price and related fees and expenses, and has, or will have on the Closing Date, the financial capacity to perform all of its other obligations under this Agreement.

     (f)  Due Diligence.  Buyer acknowledges and agrees (A)  that Buyer has had
          -------------

access to and the opportunity to perform unrestricted due diligence with respect to Sybra, the Acquired Assets and the Assumed Liabilities; (B) Buyer is acquiring the Acquired Assets and assuming the Assumed Liabilities without reliance on any representations or warranties of Seller except as expressly set forth in Section3 of this Agreement and subject to all of the limitations provided in this Agreement.

     5.  Pre-Closing Covenants.  The Parties agree as follows with respect to
         ---------------------

the period between the execution of this Agreement and the Closing.

     (a)  General.  Each of the Parties will use its reasonable efforts to take
          -------

all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section7 below).




     (b)  Title Insurance; Surveys.
          ------------------------




          (i) Buyer and Seller shall cooperate to obtain a commitment (the "Title Commitment") issued by a title insurance company reasonably acceptable to Buyer and Seller (the "Title Company") for the issuance of a standard owner's
(ALTA) policy or policies of title insurance insuring fee simple title to the real property owned by the Seller and part of the Acquired Assets and fee simple leasehold title to the real property leased pursuant to ground leases by the Seller and part of the Acquired Assets, all as more particularly described in
Schedule 1 hereto (the "Real Property").  The Buyer shall have twenty (20) days
----------

following receipt of the Title Commitment and the Survey with respect to each parcel of Real Property and copies of all exceptions listed in such Title Commitment to object by written notice to the Seller to any title exception revealed by the Title Commitment, exceptions or the Survey. All title exceptions revealed by any Title Commitment, exceptions or any Survey to which Buyer does not object within the twenty-day period provided above shall be considered approved (such exceptions, together with the matters referenced in Section3(f)(i)(A) hereof, the "Permitted Exceptions"). In the event the Buyer timely objects to a title exception, the Seller may, within fifteen (15) days following receipt of the Buyer's written objections, and in any event no later than the Closing Date, eliminate or modify or arrange for the removal or modification of such disapproved exception to the Buyer's reasonable satisfaction; provided however, Seller shall provide for the release on or before Closing of all liens on the Real Property securing indebtedness for borrowed money, judgment liens or similar obligations. In the event that the Seller is unable or does not elect to eliminate or modify, or arrange for the elimination or modification of any disapproved exceptions within such fifteen




(15) day period, the Buyer shall be entitled to (i) amend this Agreement so as to exclude any parcel of Real Property the title to which is so impaired as to make the title unmarketable, and (ii) receive a reduction of the purchase price with respect to the Agreed Value of each such parcel of Real Property; provided,
                                                                       ---------

however, that Buyer's rights under this sentence shall not extend to more than
-------

two (2) parcels of Real Property in addition to the Buyer's termination rights under Section9(a)(vi). In addition, in the event that (i) the Seller is unable or does not elect to eliminate or modify, or arrange for the elimination or modification of any disapproved exceptions within such fifteen (15) day period,
(ii) Buyer has exercised all of its exclusion rights under the foregoing sentence and/or Section9(a)(vi) with respect to the parcel or parcels of Real Property affected by some of such disapproved exceptions, and (iii) the disapproved exceptions affecting the remaining parcels of Real Property, individually or in the aggregate would have a material adverse effect on the aggregate value of all such remaining Real Property, the Buyer shall have ten
(10) days after the expiration of such fifteen (15) day period within which to notify the Seller in writing whether the Buyer shall elect to terminate this Agreement. If Buyer fails to provide such notice within such fifteen (15) day period, Buyer shall be deemed to have waived its objection to the disapproved exceptions (in which case the exceptions shall be a Permitted Exceptions). In the event of such termination, all obligations of the parties under this Agreement (except such obligations that survive termination as set forth in Section9(b)) shall thereafter cease and be of no further force or effect. Buyer's rights to terminate this Agreement, partially or in its entirety, pursuant to this Section5(b) and/or Section9(a)(vi) are Buyer's sole rights and remedies with respect to the title exceptions affecting the Real Property. Seller shall bear the costs of the Title Commitments and premiums for title insurance policies, excluding special endorsements requested by Buyer which shall be at Buyers sole cost and expense, issued pursuant to the Title Commitment at the Closing.

          (ii) Buyer and Seller shall cooperate to obtain a current "as built" survey ("Survey") for each parcel of Real Property, which Survey shall meet the minimum standard detail requirements for ALTA/ACSM land title surveys, shall be certified or recertified to Buyer and the Title Company, shall list all easements and encroachments affecting the Real Property, shall identify parking spaces (including handicapped designations) and ingress and egress, and shall contain a flood plain certification. Seller shall bear the costs of obtaining such Surveys.

     (c)  Notices and Consents.  Each Party will give any notices (and will
          --------------------

cause each of its Subsidiaries, if any, to give any notices) to third parties, and each Party will use its reasonable efforts to obtain (and will cause each of its Subsidiaries, if any, to use its reasonable efforts to obtain) any third party consents, including the Required Consents of Seller and the Required Consents of Buyer, that the other Party reasonably may request in connection with the matters referred to in Section3(c) and Section4(c) above. Each of the Parties will (and will cause each of its Subsidiaries, if any, to) give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section3(c) and Section4(c) above.

     (d)  Access.  The Seller will permit representatives of the Buyer to have
          ------

access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Seller as Buyer may reasonably request from time to time solely (i) for the purpose of confirming Seller's compliance with Section5(c) above, and (ii) to conduct environmental assessments. The Buyer will treat and hold in confidence any Confidential Information it receives or has received from the Seller or Valcor in the course of its due diligence review or the reviews contemplated by this Section5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller and Valcor or destroy, at Seller's or Valcor's request, all tangible embodiments (and all copies) including, without limitation, all electronic media, of the Confidential Information which are in its possession.




     (e)  Notice of Developments.
          ----------------------


          (i) The Seller may elect at any time to notify the Buyer of any development causing a breach of any of its representations and warranties in Section3(e)-(g) above. Unless the Buyer has the right to terminate this Agreement pursuant to Section9(a)(ii) below by reason of the development and exercises that right within the period of ten (10) business days referred to in
 Section9(a)(ii) below, the written notice pursuant to this Section5(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Section3 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

          (ii) Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section3(a)-(d) and, Section4 above. No disclosure by any Party pursuant to this Section5(e)(ii), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

     (f)  Exclusivity.  The Seller will not solicit, initiate, or encourage the
          -----------

submission of any proposal or offer from any Person relating to the acquisition of the Acquired Assets.




     (g)  Security Interest.  The Seller will not grant any Security Interest
          -----------------

with respect to the Acquired Assets other than in the ordinary course of business.

     6.   Post-Closing Covenants.  The Parties agree as follows with respect to
          ----------------------

the period following the Closing:

     (a)  General.  In case at any time after the Closing any further action is
          -------

necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (except to the extent that the requesting Party is entitled to indemnification therefor under Section8 below).

     (b)  Litigation Support.  In the event and for so long as any Party
          ------------------

actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller, the other Party shall cooperate with it and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (except to the extent that the contesting or defending Party is entitled to indemnification therefor under Section8 below).

     7.  Conditions to Obligation to Close.
         ---------------------------------


     (a)  Conditions to Obligation of the Buyer.  The obligation of the Buyer to
          -------------------------------------

consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) no material adverse change shall have occurred with respect to the Acquired Assets taken as a whole since September 30, 1996;




          (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section7(a)(i)-(iv) is satisfied in all respects;

          (vi) the Buyer shall have received the Required Consents of Buyer, all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section3(c) and Section4(c) above and evidence reasonably satisfactory to Buyer of receipt of all required consents from Seller's lessors with respect to leases affecting the Real Property ;

          (vii) the Title Insurance Company shall be prepared to issue title insurance policies for each parcel of Real Property, subject only to Permitted Exceptions;

          (viii) the results of Buyer's environmental assessments and other due diligence relating to the condition of the Acquired Assets with respect to environmental liabilities shall be satisfactory to Buyer in all material respects;

          (ix) the financial condition and the identity of the owners of the purchaser under the Stock Purchase Agreement shall be satisfactory to Buyer in all material respects;

          (x) Valcor and Newco shall have entered into a Stock Purchase Agreement in form and substance reasonably satisfactory to Buyer and Valcor;





          (xi) Simultaneously with the Closing, Newco and Buyer shall enter into a lease by Buyer to Newco and/or Seller with respect to the Real Property, which lease shall be in form and substance reasonably satisfactory to Buyer and Seller;

          (xii) all conditions have been satisfied to the obligations of the parties to the Stock Purchase Agreement and the Units Purchase Agreement and the closings of the transactions contemplated in the Stock Purchase Agreement and the Units Purchase Agreement shall occur simultaneously with the Closing; and

          (xiii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section7(a) if it executes a writing so stating at or prior to the Closing.

     (b)  Conditions to Obligation of the Seller.  The obligation of the Seller
          --------------------------------------

to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:




          (i) the representations and warranties set forth in Section4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section7(b)(i)-(iii) is satisfied in all respects;

          (v) the Seller shall have received the Required Consents of Seller and all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section3(c) and Section4(c) above;

          (vi) all conditions have been satisfied to the obligations of the parties to the Stock Purchase Agreement and the Units Purchase Agreement and the closings of the transactions contemplated in the Stock Purchase Agreement and the Units Purchase Agreement shall occur simultaneously with the Closing;




          (vii) Valcor and Newco shall have entered into a Stock Purchase Agreement in form and substance reasonably satisfactory to Buyer and Valcor;

          (viii) Simultaneously with the Closing, Newco (or Seller) and Buyer shall enter into a lease by Buyer to Newco (or to Seller) with respect to the Real Property, which lease shall be in form and substance reasonably satisfactory to Buyer and Seller; and

          (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section7(b) if it executes a writing so stating at or prior to the Closing.




     8.  Remedies for Breaches of this Agreement.
         ----------------------------------------


     (a)  Survival of Representations and Warranties.  None of the
          -------------------------------------------

representations and warranties of the Seller contained in Section3(e)-(g) shall survive the Closing. Subject to the limitations set forth in Section8(b)(i) below, all of the other representations and warranties of the Buyer and the Seller in this Agreement or any deed or other conveyance executed pursuant to this Agreement shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty contained in Section3 or Section4 above or any deed or other conveyance at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).




     (b)  Indemnification Provisions for Benefit of the Buyer.  In the event the
          ----------------------------------------------------

Seller breaches any of its representations, warranties, or the covenants contained in this Agreement or in any deed or other conveyance executed pursuant to this Agreement, and, if there is an applicable survival period pursuant to Section8(a) above, provided that the Buyer makes a written claim for indemnification against Valcor pursuant to Section10(g) below within such survival period, then Valcor agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused proximately by the breach; provided, however, that Valcor shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of the Seller contained in Section3(e)-(g) of this Agreement. Valcor's indemnification obligations to the Buyer pursuant to this Subsection together with Valcor's indemnification obligations under the Stock Purchase Agreement shall not exceed $2,000,000 million in the aggregate, determined, as of any relevant date, based upon aggregate claims actually paid as of such date by Valcor to Buyer or Newco. Buyer agrees that it will not seek indemnification for any claim under this Subsection unless the aggregate of all claims under this Subsection together with all claims under the Stock Purchase Agreement, determined as of the date any claim is made, will result in loss to Buyer and/or Newco in excess of $100,000 in the aggregate, provided however, that once such threshold is exceeded, Valcor shall indemnify Buyer and/or Newco, as applicable, for all such claims from the first dollar of claims up to and subject to the $2,000,000 limitation specified above.

     (c)  Indemnification Provisions for Benefit of the Seller and Valcor.  In
          ---------------------------------------------------------------

the event the Buyer breaches any of its representations, warranties or the covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section8(a) above, provided that Seller or Valcor makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify Seller and Valcor from and against the entirety of any Adverse Consequences the Seller or Valcor, as applicable, shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Seller or Valcor shall suffer after the
---------

end of any applicable survival period) caused proximately by the breach.

     (d)  Matters Involving Third Parties.
          -------------------------------


          (i)  If any third party shall notify any Party (the "Indemnified
                                                               -----------

Party") with respect to any matter (a "Third Party Claim") which may give rise
-----                                  -----------------

to a claim for indemnification against another Party (the "Indemnifying Party")
                                                           ------------------

under this Section8, then the Indemnified Party shall promptly (and in any event within ten (10) business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.





          (ii) The Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice; provided, however, that the Indemnifying Party will not consent to the
        -----------------

entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

          (iii) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section8(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

          (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party except to the extent that the Indemnified Party elects to waive its right to indemnification hereunder with respect to such claim.

     (e)  Determination of Adverse Consequences. The Parties shall make
          --------------------------------------

appropriate adjustments for tax benefits and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate)




in determining Adverse Consequences for purposes of this Section8. All indemnification payments under this Section8 shall be deemed adjustments to the Purchase Price.

     (f)  Other Indemnification Provisions.  The indemnification provisions in
          ---------------------------------

this Section8 are the sole remedy any Party may have after the Closing for breach of representation or warranty in this Agreement, any covenant in this Agreement (excluding those set forth in Section6 of this Agreement) or any representations and warranties contained in any other conveyance executed pursuant to this Agreement; provided, however, that the Buyer acknowledges and agrees that it shall not have any remedy after the Closing for any breach of the representations and warranties in Section3(e)-(g) above; and provided further, each Party shall be entitled to specific performance of all covenants.

     (g)  Specific Performance.  A remedy of specific performance shall be the
          --------------------

sole remedy available to either Buyer or Seller in the event that the other fails to perform at the Closing as required by this Agreement if all conditions of the party failing to perform have been satisfied as required by this Agreement or waived.




     9.  Termination.
         -----------


          (a)  Termination of Agreement.  The Parties may terminate this
               ------------------------

Agreement as provided below:

               (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) the Buyer may terminate this Agreement pursuant to Section5(b)(i);

               (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (A) the Seller has within the then previous ten (10) business days given the Buyer any notice pursuant to Section5(e)(i) above and (B) the development that is the subject of the notice has had a material adverse effect upon the Acquired Assets and/or Assumed Liabilities, taken as a whole.

               (iv) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement (other than the representations and warranties in Section3(e)-(g) above) in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of the shorter of (x) thirty (30) days after the notice of breach or (y) the number of days between the notice of breach and the Closing Date or (B) if the Closing shall not have occurred on or before January 31, 1997 (or such later date to which extended by Seller as provided in Section2(d)), by reason of the failure of any condition precedent under Section7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

               (v) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 1997 (or such later date to which extended by Seller as provided in Section2(d)), by reason of the failure of any condition precedent under Section7(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (vi) the Buyer shall be entitled to (A) terminate this Agreement as to any parcel of Real Property the title to which is so impaired as to be unmarketable or the environmental condition of which is so impaired as to make the parcel of Real Property unusable to Buyer without substantial remediation, and (B) receive a reduction of the purchase price with respect to the Agreed




Value of each such parcel of Real Property; provided, however, that Buyer's
                                            -----------------

entitlement under this clause (vi) shall not extend to more than three (3) parcels of Real Property.

     (b)  Effect of Termination.  If any Party terminates this Agreement
          ---------------------

pursuant to Section9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that
                                                        -----------------

the confidentiality provisions contained in Section5(d) above shall survive any such termination.




     10.  Miscellaneous.
          -------------


     (a)  Press Releases and Public Announcements.  No Party shall issue any
          ---------------------------------------

press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party or any affiliate of such Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Party which intends, or which has an affiliate that intends, to issue such press release or make such public announcement will advise the other Party prior to making the disclosure and provide the other Party opportunity to comment upon the release or announcement).

     (b)  No Third Party Beneficiaries Other than Valcor.  This Agreement shall
          ----------------------------------------------

not confer any rights or remedies upon any Person other than the Parties and Valcor and their respective successors and permitted assigns. The Buyer acknowledges and agrees that Valcor is intended to be and shall be a beneficiary of Buyer's representations, warranties, covenants and indemnification obligations in this Agreement.

     (c)  Entire Agreement.  This Agreement (including the documents referred to
          ----------------

herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d)  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------

inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (e)  Counterparts.  This Agreement may be executed in one or more
          ------------

counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f)  Headings.  The section headings contained in this Agreement are
          --------

inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g)  Notices.  All notices, requests, demands, claims, and other
          -------

communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:        Sybra, Inc.
     ----------------

                         8300 Dunwoody Place, Suite 300
                         Atlanta, Georgia  30350-1296
                         Attention:  President
                         Tel:  770-587-0290
                         Fax:  770-594-7044

          Prior to Closing, copy to:
          -------------------------


                         Valcor, Inc.
                         Three Lincoln Centre, Suite 1700
                         5430 LBJ Freeway
                         Dallas, TX  75240-2697
                         Attention: Steven L. Watson
                         Tel:  214-233-1700
                         Fax: 214-239-0142




                         James L. Palenchar
                         Bartlit Beck Herman Palenchar & Scott
                         511 16th Street, Suite 500
                         Denver, Colorado  80202
                         Tel:  303-592-3100
                         Fax: 303-592-3140

                         Edward J. Hardin
                         Rogers & Hardin
                         2700 International Tower, Peachtree Center
                         229 Peachtree Street, N.E.
                         Atlanta, Georgia  30303
                         Tel:  404-522-4700
                         Fax:  404-525-2224

     If to the Buyer:         U.S. Restaurant Properties Master L.P.
     ---------------

                         5310 Harvest Hill Road, Suite 270
                         L.B. 168
                         Dallas, Texas  75230
                         Tel:  972-387-1487
                         Fax:  972-490-9119




     Copy to:            Richard Wilensky, Esq.
     -------

                         Middleberg Riddle & Gianna
                         2323 Bryan Street, Suite 1600
                         Dallas, Texas  75201
                         Tel:  214-220-6300
                         Fax:  214-220-0179

     If to Valcor:            Valcor, Inc.
     ------------

                         Three Lincoln Centre, Suite 1700
                         5430 LBJ Freeway
                         Dallas, TX  75240-2697
                         Attention: Steven L. Watson
                         Tel:  214-233-1700
                         Fax: 214-239-0142

                         James L. Palenchar
                         Bartlit Beck Herman Palenchar & Scott
                         511 16th Street, Suite 500
                         Denver, Colorado  80202
                         Tel:  303-592-3100
                         Fax: 303-592-3140




Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h)  Governing Law.  This Agreement shall be governed by and construed in
          -------------

accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided however, that all conveyances and similar documents relating to the transfer of the Acquired Assets shall be governed by the laws of the states in which the Acquired Assets, respectively, are located.

     (i)  Amendments and Waivers.  No amendment of any provision of this
          ----------------------

Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Seller and Valcor. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after Valcor has
           -----------------




approved this Agreement will be subject to the restrictions contained in the Delaware General Corporation Law. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

     (j)  Severability.  Any term or provision of this Agreement that is invalid
          ------------

or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k)  Expenses.  The Seller shall bear the costs and expenses identified in
          --------

 Section5(b)(i)(other than special endorsements), and the Buyer will bear the costs and expenses of all special endorsements and all due diligence required by it with respect to environmental assessments and other due diligence relating to the condition of the Acquired Assets with respect to environmental liabilities.
 Except as otherwise provided in this Agreement, each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller will also bear all of Valcor's costs and expenses (including all of its legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (other than any income tax on any income or gain Valcor may realize if the Seller makes any dividend or distribution to Valcor). The Seller and Buyer each shall bear one-half of the costs of any customary and reasonable closing expenses.

     (l)  Construction.  In the event an ambiguity or question of intent or
          ------------

interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (m)  Incorporation of Exhibits. The Exhibits and any annexes and schedules
          -------------------------

identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o)  Bulk Transfer Laws.  The Buyer acknowledges that the Seller will not
          ------------------

comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

                              *****






IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.

                              U.S. RESTAURANT PROPERTIES MASTER
                               L.P., a Delaware limited partnership

                              By:
                                  ----------------------
                              Title:
                                     ---------------------


                              SYBRA, INC., a Michigan corporation

                              By:
                                  ----------------------
                              Title:
                                     ---------------------


                              VALCOR, INC., a Delaware corporation

                              By:
                                  ----------------------
                              Title:
                                     ---------------------